CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form N-1A of our report dated May 18, 2016, relating to the statement of assets and liabilities as of March 3, 2016 of JPMorgan Ultra-Short Municipal Bond Fund, a portfolio of JPMorgan Trust IV. We also consent to the references to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

PricewaterhouseCoopers LLP

New York, NY

May 18, 2016